UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2026

Xtend AI Robotics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-43471	38-4385227
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5247 Crossroads Park Drive Tampa, Florida	33610
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (813) 621-8965

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XTND	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation of Chief Operating Officer

On October 22, 2026, the Xtend AI Robotics, Inc.’s (the “Company”) subsidiary, XTEND Reality Expansion Ltd., and Amir Ofri, the Company’s Chief Operating Officer, entered into a Termination of Employment by Mutal Agreement (the “Termination Agreement”) providing for the resignation of Mr. Ofri from his position as the Chief Operating Officer of the Company on October 31, 2026 (the “Separation Date”). The Termination Agreement also includes non-solicitation, non-disclosure and non-disparagement obligations following December 31, 2026 (the “Termination Date”).

Following the Separation Date, Mr. Ofri is entitled in accordance with the Termination Agreement to (i) the continuation of his base salary and benefits through the Termination Date, (ii) the continued vesting of his equity awards in accordance with their terms, (iii) a termination payment equal to three times his monthly salary to be granted on the Termination Date, (iv) a one-time gross payment of NIS 30,000 (equal to approximately $9,636) in lieu of a vehicle allowance and (v) all accrued amounts due under Israeli law.

The foregoing description of the Termination Agreement is not complete, and is qualified in its entirety by the full text of the Termination Agreement which is attached hereto as Exhibit 10.1.

Amendments to Employment Agreements

On October 24, 2026, each of Messrs. A. Shapira, Horesh, Liani, M. Shapira and Swiel entered into amendments (collectively, the “Amendments”) to their employment agreements executed on September 3, 2026 (collectively, the “Initial Agreements”), as further described below. A copy of each Amendment is attached hereto as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6, respectively. The summaries of the terms of these Amendments included in this Current Report on Form 8-K are not complete descriptions thereof and are qualified in their entirety by the full text thereof.

Pursuant to the terms of the Amendments, all of the then-outstanding an unvested restricted stock units (“RSUs”) held by each of Messrs. A. Shapira, Horesh, Liani, M. Shapira and Swiel shall become fully vested immediately prior to, and subject to, the consummation of a Change in Control (as defined in the Company’s 2026 Equity Incentive Plan).

Further, pursuant to the terms of Messrs. A. Shapira, Horesh, Liani, and M. Shapira’s Amendments, effective December 1, 2026, their salary shall be reduced by 15% of their then-current salary (the “Base Salary”); provided, however, that that such reduction shall be temporary and shall remain in effect only until the Compensation Committee of the Board of Directors determines there has been sufficient improvement in the share price or that a sufficient debt or equity financing has been closed by the Company (a “Restoration Determination”), and, effective as of the first day of the calendar month following the closing of a Restoration Determination, the annual salary shall automatically be restored to the Base Salary, subject to each of Messrs. A. Shapira, Horesh, Liani, and M. Shapira’s continued employment through such date, without any further action required by either party. As such, pursuant to the Amendments, Mr. A. Shapira’s salary is $425,000 per year, Mr. Horesh’s salary is $340,000 per year, M. Liani’s salary is $327,250 per year and Mr. M. Shapira’s salary is $327,250 per year.

In addition, if at any time prior to the restoration of the Base Salary, (i) any of Messrs. A. Shapira, Horesh, Liani or M. Shapira’s employment is terminated by the Company other than for Cause (as described in the Initial Agreements) or (ii) any of Messrs. A. Shapira, Horesh, Liani or M. Shapira resigns for Good Reasons (as described in the Initial Agreements), then any severance, notice-period pay or other compensation benefit payable in connection with such termination or resignation determined by reference to the salary shall be calculated on the basis of the Base Salary, without giving effect to the salary reduction described in the preceding paragraph.

Pursuant to the terms of his respective Amendment, Mr. Swiel received a grant of 570,000 RSUs, subject to the terms and conditions of the restricted stock unit award agreement, which will vest monthly over 36 months in 36 equal monthly installments commencing on September 3, 2026, and shall be divided into three equal tranches of

190,000 RSUs each, each of which shall vest in equal monthly installments over such 36 month period, such that (i) the first tranche shall not be subject to any key performance indicators; (ii) the vesting of the second tranche shall begin on September 3, 2026 but shall be conditioned upon the achievement of the key performance indicators which must occur on or prior to March 1, 2027; and (iii) the vesting of the third tranche shall begin on September 3, 2026 but shall be conditioned upon the achievement of the key performance indicators which must occur on or prior to September 1, 2027.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1#	Termination of Employment by Mutal Agreement, dated as of October 22, 2026, by and between Xtend Reality Expansion Ltd. and Amir Ofri.

10.2#	First Amendment to Employment Agreement, dated as of October 24, 2026, by and between Xtend Reality Expansion Ltd. and Aviv Shapira.

10.3#	First Amendment to Employment Agreement, dated as of October 24, 2026, by and between Xtend Reality Expansion Ltd. and Tal Horesh.

10.4#	First Amendment to Employment Agreement, dated as of October 24, 2026, by and between Xtend Reality Expansion Ltd. and Reuven Liani.

10.5#	First Amendment to Employment Agreement, dated as of October 24, 2026, by and between Xtend Reality Expansion Ltd. and Matteo Shapira.

10.6#	First Amendment to Employment Agreement, dated as of October 24, 2026, by and between Xtend Reality Expansion Ltd. and Mor Swiel.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Indicates a management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTEND AI ROBOTICS, INC.

By:	/s/ Aviv Shapira
Name:	Aviv Shapira
Title:	Chief Executive Officer

Date: October 26, 2026